Exhibit 10.12

AVANTOR, INC.

EQUITY INCENTIVE PLAN

(As Amended Through September 28, 2016)

Section 1. Purpose. The purpose of the Avantor, Inc. Equity Incentive Plan is to provide financial incentives to employees, directors, and consultants of the Company and its direct or indirect subsidiaries whose entrepreneurial and management talents and commitments will contribute to the continued growth and expansion of the Company’s business.

Section 2. Definitions. Unless otherwise defined in an Agreement, for purposes of this Plan:

2.1 “Adjustment Event” shall have the meaning ascribed to such term in Section 7.1.

2.2 “Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

2.3 “Agreement” shall mean an Option Agreement or an Award Agreement.

2.4 “Assumed Award” shall mean an Award that was granted under the Plan prior to its assumption by the Company in connection with the Reorganization.

2.5 “Assumed Option” shall mean an Option that was granted under the Plan prior to its assumption by the Company in connection with the Reorganization.

2.6 “Award” shall mean a grant of Restricted Stock or Restricted Stock Units.

2.7 “Award Agreement” shall mean the written agreement between the Company or one of its subsidiaries and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.8 “Beneficially Own” shall mean beneficial ownership as determined under Rule 13d-3 promulgated under the Exchange Act.

2.9 “Board” shall mean the board of directors of the Company.

2.10 “Cause” shall (a) if a Participant is a party to an employment or a severance agreement with the Company or one of its subsidiaries in which “cause” is defined, have the meaning ascribed to such term, or (b) if a Participant is not a party to an employment or severance agreement with the Company or one of its subsidiaries in which “cause” is defined, mean (i) a Participant’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, (ii) a Participant’s being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of its subsidiaries or the performance of the Participant’s duties, (iii) the Participant’s willful failure to (A) follow a reasonable and lawful directive of the Company or of the subsidiary of the Company at which the Participant is employed or to which the Participant provides services, or of the Board or (B) comply with any written rules, regulations, policies or procedures of the Company or a subsidiary of the Company at which the Participant is employed or to which the Participant provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company, (iv) the Participant’s violation of any Restrictive Agreement to which the Participant is a party, or (v) the Participant’s deliberate and continued failure to perform his or her material duties to the Company or any of its subsidiaries; provided, however, that, prior to the Termination of a Participant for Cause which is based on clause (v) hereof, the Company shall provide the Participant with at least fifteen (15) days to cure such failure.

2.11 “Closing Price” of a Share shall mean, on any day, (a) the last reported sale price for such Share on such day or, in the event no such sale takes place on such day, the average of the closing bid price and asked price for such Share on such day, in each case on the exchange on which the largest volume of trading of Shares has taken place in the ninety (90) consecutive trading days immediately preceding such day, whether such exchange is the New York Stock Exchange, the Nasdaq Stock Market, or a Designated Offshore Securities Market (as such term is defined in Regulation S under the United States Securities Act of 1933, as amended), or (b) if such Shares are publicly traded but not as described in clause (a), the average of the highest reported bid price and lowest reported asked price for such Share on such day as furnished by the Financial Industry Regulatory Authority through the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) (or a similar organization if Nasdaq is no longer reporting such information), or if the largest volume of trading of Shares during such ninety (90) consecutive trading day period has occurred in a jurisdiction outside of the United States, any similar non-U.S. organization for such jurisdiction.

2.12 “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

2.13 “Committee” shall mean the Compensation Committee of the Board, unless otherwise specified by the Board, in which event the Committee shall be as specified by the Board, which Committee shall administer the Plan and perform the functions set forth herein. If there is no Compensation Committee and the Board does not specify otherwise, or if the Board so elects, the Committee shall mean the Board.

2.14 “Company” shall mean Avantor, Inc., a Delaware corporation.

2.15 “Company Business” shall mean (a) any business conducted by the Company or any of its subsidiaries as of the Relevant Date, and (b) any business, product or service that, as of the Relevant Date, the Company or any of its subsidiaries has plans to begin developing or implementing, and, in the case of each of (a) and (b), consulting, support, maintenance, development and/or training services related thereto.

2.16 “Company’s Market Area” shall mean each country or territory in or from which, at the Relevant Date, the Company or any of its subsidiaries manufactures, distributes, sells or markets any of its products or services or has plans to begin doing so.

2.17 “Competing Business” shall mean any business that competes with the Company Business.

2.18 “Competitive Activity” shall mean, directly or indirectly,

(a) owning, managing, operating, joining, controlling, being employed by, or participating in the ownership, management, operation or control of, or being connected in any manner with, including, without limitation, holding any position as a shareholder, director, officer, consultant, independent contractor, employee or partner of, spokesman for, or investor in, any Competitor, or

(b) acting as a Competitor in an individual capacity; provided, that, with respect to any Participant, in no event shall ownership by such Participant of two percent (2%) or less of the outstanding securities of any class of any issuer whose securities are registered under the United States Securities Exchange Act of 1934, as amended, standing alone, be considered Competitive Activity, so long as such Participant does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a shareholder thereof.

2.19 “Competitor” shall mean any Person that is engaged, directly or indirectly, in (or intends or proposes to engage in, or has been organized for the purpose of engaging in) a Competing Business in the Company’s Market Area.

2.20 “Confidential or Proprietary Information” shall mean information relating to the confidential affairs of the Company and its Affiliates, including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company and its Affiliates and other forms of information considered by the Company and its Affiliates to be confidential or in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals). Confidential and Proprietary Information shall not include information that is or becomes generally known to the public or within the relevant trade or industry, other than as a result of a breach by the Participant of any Restrictive Agreement to which the Participant is a party or disclosure by a third party who is known by the Participant to owe the Company an obligation of confidentiality with respect to such information.

2.21 “Disability” shall (a) if a Participant is a party to an employment or a severance agreement with the Company or one of its subsidiaries in which “disability” is defined, have the meaning ascribed to such term, or (b) if a Participant is not a party to an employment or severance agreement with the Company or one of its subsidiaries in which “disability” is defined, have the meaning ascribed to such term in Section 22(e)(3) of the Code.

2.22 “Dividend Equivalents” shall have the meaning ascribed to such term in Section 6.3(b).

2.23 “Effective Date” shall have the meaning ascribed to such term in Section 11.

2.24 “Eligible Person” shall mean any employee, director, or consultant of the Company or any of its direct or indirect subsidiaries whom the Committee designates as eligible to receive an Option or Award under the Plan.

2.25 “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

2.26 “Fair Market Value” of a Share shall mean, on a given date, (a) if Shares are listed or traded in a manner referred to in the definition of “Closing Price”, the average of the daily Closing Prices of a Share on the twenty (20) consecutive trading days immediately preceding such date, or (b) if the Shares are not so listed or traded on such date, the value of a Share determined in good faith by the Board or the Committee, which determination shall be final and binding on the Company and the Participant.

2.27 “Grantee” shall mean a person to whom an Award has been granted under the Plan.

2.28 “Legal Representative” shall mean the guardian, executor, administrator, or other legal representative of the Participant. All references herein to the Participant shall be deemed to include references to the Participant’s Legal Representative, if any, unless the context otherwise requires.

2.29 “NMP” shall mean New Mountain Partners III Cayman (AIV-B), L.P., an exempted limited partnership established under the laws of the Cayman Islands.

2.30 “NMP Entities” shall mean NMP, New Mountain Partners III (AIV-E1), L.P., a Delaware limited partnership, New Mountain Partners III (AIV-E2), L.P., a Delaware limited partnership, New Mountain Partners III Special (AIV-E2), L.P., a Delaware limited partnership, New Mountain Partners III (AIV-E3), L.P., a Delaware limited partnership, and/or any of their respective Affiliates.

2.31 “Option” shall mean an option to purchase Shares granted or assumed under the Plan and, for the avoidance of doubt, shall include any Assumed Option.

2.32 “Option Agreement” shall mean the written agreement between the Company or one of its subsidiaries and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

2.33 “Option Price” shall mean the price at which a Share may be purchased pursuant to an Option.

2.34 “Optionee” shall mean a person to whom an Option has been granted under the Plan.

2.35 “Participant” shall mean a Grantee or an Optionee.

2.36 “Permitted Disclosures” shall mean the disclosure of Confidential or Proprietary Information (a) made with the prior written consent by an authorized individual (other than the disclosing Participant) of the Company or one of its subsidiaries, or (b) required to be made by law or legal process.

2.37 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.38 “Plan” shall mean the Avantor, Inc. Equity Incentive Plan as set forth in this instrument and as it may be amended from time to time. The Plan was originally adopted by Avantor Performance Materials Holdings S.A. (“Avantor S.A.”) and was named the Avantor Performance Materials Holdings S.A. Equity Incentive Plan prior to its assumption and amendment by the Company in connection with the Reorganization.

2.39 “Public Offering” shall mean a public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission, or pursuant to the listing rules of a Designated Offshore Securities Market (as such term is defined in Regulation S of the United States Securities Act of 1933, as amended) and so listed.

2.40 “Relevant Date” shall mean, with respect to any Participant, the date of such Participant’s Termination.

2.41 “Reorganization” shall mean the series of transactions as a result of which the Company became the indirect parent corporation of Avantor Performance Materials Holdings S.à r.l. (formerly Avantor Performance Materials Holdings S.A.), NuSil Investments LLC and their respective subsidiaries.

2.42 “Reorganization Date” shall mean September 30, 2016.

2.43 “Restricted Stock” shall mean Shares issued or transferred to an Eligible Person pursuant to Section 6.1 of the Plan.

2.44 “Restricted Stock Units” shall mean rights granted to an Eligible Person under Section 6.2 of the Plan representing a number of hypothetical Shares.

2.45 “Restrictive Agreement” shall mean any agreement between the Company or one of its subsidiaries and a Participant that contains non-competition, non-solicitation or confidentiality restrictions applicable to such Participant.

2.46 “Shareholders Agreement” shall mean the Shareholders Agreement, dated as of September 30, 2016, by and among the Company and its shareholders, as amended from time to time, or such other shareholders agreement, as amended from time to time, governing the rights, duties, and obligations of certain present or former employees, directors, and consultants of the Company and its subsidiaries with respect to any Shares acquired by them in use by the Company at the time of the issuance of shares pursuant to an Award or the exercise of the Option or any part thereof which the Company elects to require the Participant to execute in connection with the issuance of shares pursuant to an Award or the exercise of an Option. All references in any Award Agreement or Option Agreement to sections of a Shareholders Agreement shall be to sections of any Shareholders Agreement in use by the Company at the time of the issuance of shares pursuant to an Award or the exercise of an Option or which the Company elects to require the Participant to execute in connection with the issuance of shares pursuant to an Award or the Participant’s exercise of the Option.

2.47 “Shares” shall mean shares of Class A common stock of the Company, with a par value as of the date hereof of $0.01 per share, either now or hereafter authorized to be issued, and shares of stock or any other securities of the Company into which such Shares are changed or converted or for which such Shares are exchanged.

2.48 “Termination”, “Terminated” or “Terminates” shall mean, (a) with respect to a Participant that is an employee, the date such Participant ceases to be employed by the Company and its subsidiaries, (b) with respect to a Participant that is a consultant, the date such Participant ceases to provide services to the Company and its subsidiaries or (c) with respect to a Participant that is a non-employee director, the date such Participant ceases to provide services to the Board or the board of directors (or similar governing body) of any of the Company’s subsidiaries, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Agreement, (a) if a Participant is both an employee and a director and terminates as an employee but remains as a non-employee director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a director, and (b) if an employee or non-employee director ceases to provide services in such capacity and becomes a consultant, the Participant will thereupon be deemed to have been Terminated.

2.49 “Third Party” shall mean any Person other than an NMP Entity.

2.50 “Total Sale” shall mean any of the following events: (a) the merger or consolidation of the Company with or into another corporation, (b) the liquidation of the Company, or (c) the sale to a Third Party of Shares (other than through a Public Offering); in each case, provided that, as a result thereof, the NMP Entities cease to Beneficially Own any voting securities of the Company.

2.51 “Transaction” shall (a) a merger, consolidation, reorganization, recapitalization or other transaction or event having a similar effect on the Company’s capital stock or (b) a liquidation or dissolution of the Company.

Section 3. Administration.

3.1 Committee. The Plan shall be administered by the Committee, which shall hold meetings when it deems necessary and shall keep minutes of its meetings. The Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan properly, including the power and duty to construe and interpret the Plan and to determine all questions arising under it. The Committee’s interpretations and determinations shall be final, binding and conclusive upon all Persons. The Committee may also establish, from time to time, such regulations, provisions, procedures, and conditions regarding the Awards or Options and granting of Awards or Options, which in its opinion may be advisable in administering the Plan.

The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee.

3.2 Board Reservation. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, the Board shall be deemed to be acting as the Committee for purposes of the Plan and references to the Committee in the Plan shall be to the Board.

3.3 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards or Options (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award or Option Agreements, as to the Eligible Persons to receive Awards or Options under the Plan and the terms and provision of Awards or Options under the Plan.

Section 4. Shares Subject to the Plan.

4.1 Subject to any adjustment as provided in the Plan, the number of Shares that may issued under the Plan shall not exceed 3,894,144 Shares, of which (i) 285,000 Shares may be made the subject of Options or Awards granted under the Plan from and after the Reorganization Date, (ii) 3,561,152 Shares may be issued upon the exercise of Assumed Options and (iii) 47,992 Shares may be issued upon the exercise of Assumed Awards. Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury Shares.

4.2 In the event that any outstanding Award or Option or portion thereof expires, is cancelled or forfeited, is settled in cash or is otherwise terminated for any reason without having been exercised in respect of the entire Award or Option, the Shares allocable to the expired, cancelled, forfeited, settled or otherwise terminated portion of the Award or Option may again be the subject of Awards or Options granted hereunder.

Section 5. Options.

5.1 Granting Options.

(a) Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Persons who will receive Options. The Committee shall have full and final authority to establish the terms and conditions of Options, which shall be set forth in an Option Agreement. The Committee may grant more than one Option to a given Eligible Person during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Person. Options shall be issued pursuant to an Option Agreement, in form and substance approved by the Committee, and executed by the Company and the Optionee.

(b) The Committee in its sole discretion shall establish the Option Price at the time an Option is granted; provided that the Option Price for each Option shall in no event be less than the aggregate Fair Market Value of the Shares underlying the Option on the date of grant or such higher amount as may be required so that the Options are not deemed to provide for a “deferral of compensation” pursuant to Section 409A of the Code and the regulations and interpretations promulgated thereunder.

(c) The terms and conditions of any Option granted under the Plan may differ from those of other Options granted under the Plan at the same time or at some other time.

(d) An Option shall be exercisable at such times as may be designated by the Committee and set forth in the Option Agreement. The Committee may accelerate the exercisability of any Option or portion thereof at any time. In no event shall the term of any Option granted under the Plan exceed ten (10) years.

(e) Options granted under the Plan shall not be transferable by the Optionee except as approved by the Committee as reflected in the Option Agreement.

(f) Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, replace, or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent they have not yet been exercised) and grant new Options in substitution for them. No modification of an Option shall adversely alter or impair any rights or obligations under that Option without the affected Optionee’s consent.

5.2 Exercise of Options.

(a) To exercise an Option, in whole or in part, the Optionee shall deliver to the Committee a written notice of exercise specifying the number of Shares in respect of which the Option is being exercised. The Option Agreement may set forth the minimum number of Shares, if any, which may be purchased at any one time upon the exercise of an Option. An Optionee shall not be deemed the holder of any Shares subject to the Option or have any rights of a shareholder with respect thereto until (i) the Option shall have been exercised in accordance with the terms of the Option Agreement, (ii) the Shares in respect of which the Option was exercised shall have been issued to such Optionee and (iii) the name of such Optionee shall have been entered as a holder of record of the Shares in the Share register of the Company. The Option Agreement may contain such other conditions to the exercise of an Option as the Committee from time to time shall determine.

(b) Except as provided in the Option Agreement, no Options held by an Optionee shall be exercisable after the Optionee’s Termination. In addition, except as provided in the Option Agreement, Options granted under the Plan shall be exercisable only by the Optionee or the Optionee’s Legal Representative. The Company may require proof satisfactory to it as to the right of the Legal Representative to exercise the Option.

(c) To the extent that an Option is not exercised prior to the expiration of its term or such shorter period of time prescribed by the Plan and the Option Agreement, the Option shall lapse and all rights of the Optionee with respect thereto shall terminate.

Section 6. Restricted Stock; Restricted Stock Units.

6.1 General. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Persons who will receive Awards of Restricted Stock or Restricted Stock Units. The Committee shall have full and final authority to establish the terms and conditions of such Awards which shall be set forth in an Award Agreement. The Committee may grant more than one Award to a given Eligible Person during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Person. Awards shall be issued pursuant to an Award Agreement, in form and substance approved by the Committee, and executed by the Company and the Participant. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in Section 6.2 and Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in Section 6.3

6.2 Restricted Stock.

(a) Rights of Grantee. Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted; provided, that the Grantee has executed an Award Agreement evidencing the Award, a joinder agreement to the Shareholders Agreement, and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Award Agreement evidencing a Restricted Share Award or any other document which the Committee may require, or otherwise indicate acceptance of the Restricted Share Award in a manner and within the time period prescribed by the Committee, the Award shall be null and void. At the discretion of the Committee, Shares (or evidence of the issuance of the Shares) issued in connection with a Restricted Share Award shall be held by the Company as escrow agent (or other escrow agent designated by the Committee). Except to the extent set forth in an Award Agreement, upon issuance of the Shares, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) No Sale or Transfer. Awards of Restricted Stock granted under the Plan shall not be transferable by the Grantee except as approved by the Committee and set forth in the Award Agreement, and until all restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 6.2(c), the Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any Shares subject to an Award of Restricted Stock. Thereafter, the Shares shall be subject only to the restrictions in the Shareholders Agreement or as may be imposed by applicable law.

(c) Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Award Agreement evidencing the Award shall set forth any such restrictions and the terms and conditions upon which such restrictions shall lapse. The lapsing of such restrictions may, in the discretion of the Committee, be contingent on continued employment or services, the satisfaction of performance-related goals, or a combination of the foregoing.

(d) Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Unless otherwise set forth in an Award Agreement, payment of deferred dividends in respect of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Restricted Stock.

6.3 Restricted Stock Units.

(a) Rights of Grantee. Each Restricted Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Restricted Stock Unit (or on any later date specified by the Committee and set forth in the Award Agreement) equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

(b) Treatment of Dividends. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash dividends paid by the Company in respect of a Share (“Dividend Equivalents”). Dividend Equivalents shall be held by the Company for the Grantee’s account, and interest may be credited on the amount of Dividend Equivalents held at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Grantee upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Grantee shall have no right to such Dividend Equivalents.

(c) Vesting of Restricted Stock Units. Restricted Stock Units awarded hereunder shall vest at such time or times and on such terms and conditions as the Committee may determine. The Award Agreement evidencing the Award shall set forth any such vesting conditions and the terms and conditions upon which such conditions may be satisfied. The satisfaction of such conditions may, in the discretion of the Committee, be contingent on continued employment or services, the satisfaction of performance-related goals, or a combination of the foregoing.

(d) No Sale or Transfer. Awards of Restricted Stock Units granted under the Plan shall not be transferable by the Grantee except as approved by the Committee and set forth in the Award Agreement.

Section 7. Changes in Shares.

7.1 In the event that (a) the outstanding Shares are changed into or exchanged for a different number or kind of shares of stock or other securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, substitution, exchange or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company or an Affiliate in respect of its Shares or other capital stock or securities convertible into capital stock in cash or in property (any event described in (a) or (b), an “Adjustment Event”), the Committee shall determine the appropriate adjustments (if any) to (i) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards or Options may be granted under the Plan, (ii) the number and kind of shares of stock or other securities or other equity interests with respect to which Awards or Options have been granted under the Plan, (iii) the Option Price if applicable and (iv) any other terms of the outstanding Awards or outstanding Options. Any adjustments made pursuant to this Section 7.1 need not be identical for all Participants or for all classes of Participants, and the Committee’s determination shall be final, binding, and conclusive for all purposes of the Plan and each Agreement entered into under the Plan.

7.2 Subject to Section 7.3 or as otherwise provided in an Agreement, in the event of a Transaction, the Plan and the Awards and Options issued hereunder shall continue in effect in accordance with their respective terms, except that following the Transaction either (a) each outstanding Award or Option shall be treated as provided for in the agreement entered into in connection with the Transaction or (b) if not so provided in such agreement, each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Awards or Options, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share, as applicable; provided, however, that unless otherwise determined by the Committee, such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions, performance and vesting criteria which were applicable to the Awards or Options prior to such Transaction.

7.3 Notwithstanding anything in the Plan to the contrary, upon the effective date of any Total Sale, the Plan and any unexercised Options and any outstanding Awards granted under the Plan shall terminate unless provision shall be made in writing in connection with such Total Sale for the continuance of the Plan and such unexercised Options or outstanding Awards or for the assumption of such unexercised Options or outstanding Awards by a successor to the Company or for the substitution for such unexercised Options or outstanding Awards of new options or awards covering Shares or other securities or other equity interests of such a successor with appropriate adjustments as to the number and kind of shares or other securities or other equity interests, option exercise prices, and other terms of such new options. In the event that provision is made in writing as aforesaid in connection with a Total Sale, the Plan and the unexercised Options and outstanding Awards theretofore granted or the new options or awards substituted therefor shall continue in the manner and under the terms provided in the Plan, the applicable Option Agreements or Award Agreement, and in such writing.

Section 8. Amendment or Termination of Plan. The Board shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement. The rights of a Participant under any Award or Option granted prior to an amendment, suspension, or termination of the Plan shall not be adversely affected by any such action of the Board except upon the consent of such Participant; provided that an amendment to Section 4 of the Plan to increase the number of Shares with respect to which Awards or Options may be granted by the Committee shall not be deemed to adversely affect any Participant.

Section 9. Compliance with Law and Other Conditions. All Awards, Options and Agreements shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to any applicable principles of conflicts of laws. Each Agreement shall contain all provisions required by applicable non-U.S. and U.S. federal and state securities laws in order to enable the Company to avail itself of any necessary exemptions from registration under such laws. Notwithstanding anything herein or in any Agreement pursuant to which Awards or Options are granted to the contrary, the Company shall not be required to issue Shares pursuant to the exercise of any Award or Option granted under the Plan unless the Company’s counsel has advised the Company that such exercise and issuance comply with all applicable laws including, without limitation, all applicable non-U.S. and U.S. federal and state securities laws.

Section 10. Miscellaneous. Nothing in the Plan or in any Agreement shall (a) confer on any Person any right to continue in the employ of or continue any business relationship with the Company, any subsidiary or successor, (b) affect the right of the Company or any subsidiary or successor to Terminate any person at any time, or (c) be deemed a waiver or modification of any provision contained in any agreement between an employee, director, or consultant and the Company or any subsidiary or successor.

Section 11. Effective Date and Duration of Plan. The effective date of the Plan is October 15, 2010 (the “Effective Date”), the date it was originally adopted by Avantor S.A. The Plan shall automatically terminate on, and no Awards or Options may be granted under the Plan after, the tenth anniversary of the Effective Date.

Annex A

(Provisions Applicable to Options and Awards Granted in California)

To the extent not in accordance with the foregoing Plan, the following shall govern all Options and Awards granted and securities sold to residents of California:

1.	Options shall be exercisable for not more than one hundred twenty (120) months from the date the Option is granted.

2.

Options and Awards granted pursuant to the Plan shall not be transferred other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3.

The number of securities purchasable pursuant to any Option or Award and the exercise price thereof, shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the Option or Award.

4.

Unless the Participant’s employment is terminated for cause as defined by applicable law, the right to exercise the Option in the event of termination of employment, to the extent that the Participant is entitled to exercise on the date employment terminates, shall continue until the earlier of the Option expiration date or (1) at least six (6) months from the date of termination if termination was caused by death or disability, or (2) at least thirty (30) days from the date of termination if termination was caused by other than death or disability.

5.

The Plan must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within twelve (12) months before or after the date the Plan is adopted, or (2) prior to or within twelve (12) months after the granting of any Option or Award under the Plan in California. Any Option or Award granted to any person in California that is exercised before security holder approval is obtained will be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

6.	No Options or Awards may be granted more than ten (10) years after the date the Plan is adopted or the date the Plan is approved by the issuer’s security holders, whichever is earlier.